CONFIRMATION STATEMENT


         I, Frederic Eigner, hereby authorize and designate Hedger & Hedger, by Raymond C. Hedger, Jr. or Samantha J. Prince, to file on my behalf with the United States Securities and Exchange Commission Form 3-Initial Statement of Beneficial Ownership of Securities, Form 4-Statement of Changes in Beneficial Ownership, Form 5-Annual Statement of Changes in Beneficial Ownership, and Schedules 13D and 13G-Information Statements pursuant to Rules 13d-1 and 13d-2, during my tenure as an executive officer of Derma Sciences, Inc.



Date:  March 10, 2005                           /s/Frederic Eigner
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                                                Frederic Eigner